Exhibit 10.3

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is made as of September 18, 2024, among:

INVO BIOSCIENCE INC., a Nevada corporation,

5582 Broadcast Court

Sarasota, FL 34240

(“Debtor”);

DECATHLON, ALPHA V L.P., a Delaware limited partnership,

1441 West Ute Boulevard, Suite 240

Park City, UT 84098

(the “Senior Creditor”);

and

CEDAR ADVANCE LLC

5401 Collins Avenue, CU-9A

Miami Beach, FL 33140

(the “Subordinating Creditor”).

BACKGROUND

The Senior Creditor has made certain credit available to Debtor pursuant to a Revenue Loan and Security Agreement dated September 29, 2023 (the “Senior Credit Agreement”), between Debtor and the Senior Creditor.

The Subordinating Creditor intends to made certain credit available to Debtor pursuant to a Standard Merchant Cash Advance Agreement dated as of September 20, 2024 (the “MCA Agreement”), between the Debtor and Subordinating Creditor.

AGREEMENT

The parties agree as follows:

1. Subordination. Subordinating Creditor hereby subordinates to Senior Creditor any security interest or lien that Subordinating Creditor may have in any property of Debtor. Notwithstanding the respective dates of attachment or perfection of the security interests of Subordinating Creditor and the security interests of Senior Creditor, all now existing and hereafter arising security interests of Senior Creditor in any property of Debtor and all proceeds thereof (the “Collateral”), including, without limitation, the “Collateral,” as defined in the Senior Credit Agreement, shall at all times be senior to the security interests of Subordinating Creditor. Subordinating Creditor hereby acknowledges and agrees that (i) Subordinating Creditor shall not contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of Senior Creditor’s security interest in the Collateral, or the validity, priority or enforceability of the Senior Debt (as defined below), and (ii) the provisions of this Agreement will apply fully and unconditionally even in the event that Senior Creditor’s security interest in the Collateral (or any portion thereof) are unperfected or if perfection lapses or ceases for any reason. All amounts owed by Debtor to Subordinating Creditor, whether currently existing or hereafter arising (the “Subordinated Debt”), are subordinated in right of payment to all obligations of Debtor to Senior Creditor now existing or hereafter arising, including, without limitation, the Obligations (as defined in the Senior Credit Agreement), together with all costs of collecting such obligations (including attorneys’ fees), including, all interest accruing after the commencement by or against Debtor of any bankruptcy, reorganization or similar proceeding (such obligations, collectively, the “Senior Debt”).

2. No Actions. Subordinating Creditor will not demand or receive from Debtor (and Debtor will not pay to Subordinating Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Subordinating Creditor exercise any remedy with respect to any property of Debtor, nor will Subordinating Creditor accelerate the Subordinated Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Debtor, until such time as (a) the Senior Debt has been fully paid in cash, (b) Senior Creditor has no commitment or obligation to lend any further funds to Debtor, and (c) all financing agreements between Senior Creditor and Debtor are terminated or expired by their terms. Notwithstanding the foregoing, Debtor may pay to Subordinating Creditor regularly scheduled payments as set forth in the MCA Agreement in the amount of no more than $9,606.00 per week. Nothing in the foregoing sentence shall prohibit Subordinating Creditor from converting all or any part of the Subordinated Debt into equity securities of Debtor, provided that, if such securities have any call, put, or other conversion features that would obligate Debtor to declare or pay dividends, make distributions, or otherwise pay any money or deliver any other securities or consideration to the holder thereof, Subordinating Creditor hereby agrees that Debtor may not declare, pay, or make such dividends, distributions or other payments to Subordinating Creditor, and Subordinating Creditor shall not accept any such dividends, distributions or other payments. Subordinating Creditor shall promptly deliver to Senior Creditor in the form received (except for endorsement or assignment by Subordinating Creditor where required by Senior Creditor) for application to the Senior Debt any payment, distribution, security or proceeds received by Subordinating Creditor with respect to the Subordinated Debt other than in accordance with this Agreement. Notwithstanding anything to the contrary in this Agreement, Debtor may make payments on the Subordinated Debt at any time prior to the earlier of (x) default by Debtor with respect to the Senior Debt, and (y) notice from Senior Creditor that no further payments may be made to the Subordinating Creditor. Debtor will provide Senior Creditor with prompt written notice of all payments made to the Subordinating Creditor on the Subordinated Debt; such notices to include at least the date and the amount of payment.

3. Insolvency of Debtor. In the event of Debtor’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, including, without limitation, any voluntary or involuntary bankruptcy, insolvency, receivership or other similar statutory or common law proceeding or arrangement involving Debtor, the readjustment of its liabilities, any assignment for the benefit of its Subordinating Creditors or any marshalling of its assets or liabilities (each, an “Insolvency Proceeding”), (a) this Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code, (b) the Collateral shall include, without limitation, all Collateral arising during or after any such Insolvency Proceeding, and (c) Senior Creditor’s claims against Debtor and the estate of Debtor shall be paid in full before any payment is made to Subordinating Creditor.

4. Notice of Default. Subordinating Creditor shall give Senior Creditor prompt written notice of the occurrence of any default or event of default under any document, promissory note, instrument, or agreement evidencing or relating to the Subordinated Debt, and shall, simultaneously with giving any notice of default to Debtor, provide Senior Creditor with a copy of any notice of default given to Debtor.

2

5. Appointment as Attorney-in-Fact. Until the Senior Debt has been fully paid in cash and Senior Creditor’s agreements to lend any funds to Debtor have been terminated or have expired by their terms, Subordinating Creditor irrevocably appoints Senior Creditor as Subordinating Creditor’s attorney-in-fact, and grants to Senior Creditor a power of attorney with full power of substitution, in the name of Subordinating Creditor, for the use and benefit of Senior Creditor, without notice to Subordinating Creditor, to perform at Senior Creditor’s option the following acts in any Insolvency Proceeding involving Debtor: (a) to file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Subordinating Creditor if Subordinating Creditor does not do so prior to thirty (30) days before the expiration of the time to file claims in such Insolvency Proceeding and if Senior Creditor elects, in its sole discretion, to file such claim or claims; and (b) to accept or reject any plan of reorganization or arrangement on behalf of Subordinating Creditor and to otherwise vote Subordinating Creditor’s claims in respect of any Subordinated Debt in any manner that Senior Creditor deems appropriate for the enforcement of its rights hereunder.

6. Limitations in Insolvency Proceedings. In addition to and without limiting the foregoing: (a) until the Senior Debt has been fully paid in cash and Senior Creditor’s agreements to lend any funds to Debtor have been terminated or have expired by their terms, Subordinating Creditor shall not commence or join in any involuntary bankruptcy petition or similar judicial proceeding against Debtor, and (b) if an Insolvency Proceeding occurs: (i) Subordinating Creditor shall not assert, without the prior written consent of Senior Creditor, any claim, motion, objection or argument in respect of the Collateral in connection with any Insolvency Proceeding that could otherwise be asserted or raised in connection with such Insolvency Proceeding, including, without limitation, any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Collateral, (ii) Senior Creditor may consent to the use of cash collateral on such terms and conditions and in such amounts as it shall in good faith determine without seeking or obtaining the consent of Subordinating Creditor as (if applicable) holder of an interest in the Collateral, (iii) if use of cash collateral by Debtor is consented to by Senior Creditor, Subordinating Creditor shall not oppose such use of cash collateral on the basis that Subordinating Creditor’s interest in the Collateral (if any) is impaired by such use or inadequately protected by such use, or on any other ground, and (iv) Subordinating Creditor shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the Collateral, free and clear of security interests, liens and claims of any party, including Subordinating Creditor, under Section 363 of the United States bankruptcy Code or otherwise, on the basis that the interest of Subordinating Creditor in the Collateral (if any) is impaired by such sale or inadequately protected as a result of such sale, or on any other ground (and, if requested by Senior Creditor, Subordinating Creditor shall affirmatively and promptly consent to such sale or disposition of such assets), if Senior Creditor has consented to, or supports, such sale or disposition of such assets.

7. Financing Statements. By the execution of this Agreement, Subordinating Creditor hereby authorizes Senior Creditor to amend any financing statements filed by Subordinating Creditor against Debtor as follows:

“In accordance with a certain Subordination Agreement by and among the [Secured Party], the Debtor, and Decathlon Alpha IV, L.P., the [Secured Party] has subordinated any security interest or lien that [Secured Party] may have in any property of the Debtor to the security interest of Decathlon Alpha IV, L.P. in all assets of the Debtor, notwithstanding the respective dates of attachment or perfection of the security interest of the [Secured Party] and Decathlon Alpha IV, L.P.”

3

8. Reinstatement. If at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Senior Creditor for any reason (including, without limitation, any Insolvency Proceeding), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Subordinating Creditor shall immediately pay over to Senior Creditor all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Subordinating Creditor, Senior Creditor may take such actions with respect to the Senior Debt as Senior Creditor, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Debtor, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any Collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Debtor or any other person. No such action or inaction shall impair or otherwise affect Senior Creditor’s rights hereunder.

9. Amendment of Subordinated Debt Documents. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that Subordinating Creditor may have in any property of Debtor.

10. Binding Agreement. All necessary action on the part of Subordinating Creditor necessary for the authorization of this Agreement and the performance of all obligations of Subordinating Creditor hereunder has been taken. This Agreement constitutes the legal, valid and binding obligation of Subordinating Creditor, enforceable against Subordinating Creditor in accordance with its terms. The execution, delivery and performance of and compliance with this Agreement by Subordinating Creditor will not violate any material applicable law, rule or regulation.

11. Assigns. This Agreement shall bind any successors or assignees of Subordinating Creditor and shall benefit any successors or assigns of Senior Creditor; provided, however, Subordinating Creditor agrees that, prior and as conditions precedent to Subordinating Creditor assigning all or any portion of the Subordinated Debt: (i) Subordinating Creditor shall give Senior Creditor prior written notice of such assignment, and (ii) such successor or assignee, as applicable, shall execute a written agreement whereby such successor or assignee expressly agrees to assume and be bound by all terms and conditions of this Agreement with respect to Subordinating Creditor. This Agreement shall remain effective until terminated in writing by Senior Creditor. This Agreement is solely for the benefit of Subordinating Creditor and Senior Creditor and not for the benefit of Debtor or any other party. Subordinating Creditor further agrees that if Debtor is in the process of refinancing any portion of the Senior Debt with a new lender, and if Senior Creditor makes a request of Subordinating Creditor, Subordinating Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

12. Further Assurances. Subordinating Creditor hereby agrees to execute such documents and/or take such further action as Senior Creditor may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by Senior Creditor.

13. No Obligation. None of the provisions of this Agreement shall be deemed or construed to constitute a commitment or an obligation on the part of Senior Creditor to make any future loans or other extensions of credit or financial accommodation to Debtors or any other person.

14. No Impairment. Senior Creditor may, at any time, and from time to time, either before or after any such notice of revocation, without the consent of or notice to Subordinating Creditor, without incurring responsibility to Subordinating Creditor, and without impairing or releasing any of its rights or any of the obligations of Subordinating Creditor hereunder: (a) change the interest rate or change the amount of payment or extend the time of payment or renew or otherwise alter the terms of any Senior Debt or any instrument evidencing the same in any manner; (b) release anyone liable in any manner for the payment or collection of the Senior Debt or any part thereof; (c) exercise or refrain from exercising any right against Debtors or others (including Subordinating Creditor); and (d) apply any sums received by Senior Creditor, by whomsoever paid and however realized, to Senior Debt in such manner as Senior Creditor deems appropriate in its sole discretion.

4

15. No Waiver. No waiver shall be deemed to be made by Senior Creditor of any of its rights hereunder unless the same shall be in writing signed on behalf of Senior Creditor, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of Senior Creditor or the obligations of Subordinating Creditor to Senior Creditor in any other respect at any other time.

16. Several Obligations. If more than one Subordinating Creditor shall sign this Agreement, then the covenants, promises and agreements herein contained shall be construed to be the several promises, covenants and agreements of each of those signers.

17. Severability. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality, and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby, all of which shall remain in full force and effect, and the affected term or provision shall be modified to the minimum extent permitted by law so as to achieve most fully the intention of this Agreement.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in a .pdf or similar electronic file shall be effective as delivery of a manually executed counterpart hereof.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Applicable Jurisdiction (as defined in the Senior Credit Agreement) without giving effect to its choice of law provisions that would result in the application of the laws of a different jurisdiction. Any judicial proceeding against Subordinating Creditor with respect to this Agreement may be brought in any federal or state court of competent jurisdiction located in the Applicable Jurisdiction. Each of the parties hereto acknowledges that it participated in the negotiation and drafting of this Agreement and that, accordingly, none of them shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

[Signature page follows]

5

The parties hereto have executed this Agreement as of the day and year first above written.

SUBORDINATING CREDITOR:

CEDAR ADVANCE LLC

By:
Its:

SENIOR CREDITOR:

DECATHLON ALPHA V, L.P.

By:	Decathlon Alpha GP V, LLC
Its:	General Partner

By:	Wayne Cantwell
Its:	Managing Director

The undersigned, being the Debtor referred to in the Agreement, hereby acknowledge receipt of a copy thereof and agrees to all of the terms and provisions thereof, and agrees to and with Senior Creditor named therein that the undersigned will not consent to or participate in any act whatever which is in violation of any of the provisions of such Agreement. The undersigned hereby authorizes Senior Creditor, without notice to the undersigned, to declare all of the Senior Debt to be due and payable forthwith upon any violation of the undersigned of any of the provisions of such Agreement.

DEBTOR:

INVO BIOSCIENCE, INC.

By:	Steven Shum
Its:	CEO

Signature page to Subordination Agreement